UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2013

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 11, 2013, the Company held its 2013 Annual Meeting of Shareholders. Four proposals were before the meeting: (1) the election of Stephen Nussdorf, Michael W. Katz, Carole Ann Taylor, Joseph Bouhadana, Paul Garfinkle, Frederick E. Purches, Anthony D'Agostino, Esther Egozi Choukroun, Glenn H. Gopman and Robert Mitzman as directors of the Company to serve until the 2014 Annual Meeting of Shareholders, (2) the ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014 (fiscal 2013), (3) advisory vote on executive compensation and (4) advisory vote on the frequency of future advisory votes on executive compensation.

The votes with respect to the proposals are set forth below.
(1) Elect the Directors of the Company to serve until the 2014 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Stephen Nussdorf	9,787,028	476,758	3,626,538
Michael W. Katz	9,787,348	476,438	3,626,538
Carole Ann Taylor	10,198,894	64,892	3,626,538
Joseph Bouhadana	10,199,019	64,767	3,626,538
Paul Garfinkle	10,198,859	64,927	3,626,538
Frederick E. Purches	9,787,981	475,805	3,626,538
Anthony D'Agostino	10,168,859	94,927	3,626,538
Esther Egozi Choukroun	10,198,894	64,892	3,626,538
Glenn H. Gopman	10,198,859	64,927	3,626,538
Robert Mitzman	10,198,874	64,912	3,626,538

(2) Ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014 (fiscal 2013):

For	Against	Abstain
13,808,460	32,248	49,616

(3) Advisory Vote on Compensation of Executive Officers:

For	Against	Abstain	Broker Non-Vote
9,960,180	269,021	34,585	3,626,538

(4) Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
1,080,078	9,162	9,145,056	29,490	3,626,538

Future Votes on the Compensation of Named Executive Officers

In accordance with the Board of Directors’ recommendation, a plurality of the votes cast indicated a preference for a triennial vote on the compensation of the Company’s named executive officers.

Accordingly, the Company will hold this “say on pay” vote every three years until the next required vote on such frequency.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: December 17, 2013	By: /S/ Donna L. Dellomo Donna L. Dellomo Vice President and Chief Financial Officer